Exhibit 10.2

CONVERTIBLE SECURED DEBENTURE

THIS DEBENTURE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS DEBENTURE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THIS DEBENTURE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS DEBENTURE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS DEBENTURE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO HEALTH SYSTEMS SOLUTIONS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

THIS DEBENTURE IS SUBJECT TO THE TERMS OF THE CONVERTIBLE SECURED DEBENTURE PURCHASE AGREEMENT, DATED AS OF OCTOBER 12, 2008 BETWEEN THE COMPANY AND THE HOLDER HEREOF, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY, AND ANY TRANSFERS AND TRANSFEREES OF THIS DEBENTURE AND THE SHARES OF COMMON STOCK UNDERLYING THIS DEBENTURE ARE SUBJECT TO THE TERMS AND CONDITIONS OF SUCH AGREEMENT.

Debenture No.  HSS-__

________, 200__	$__,000,000

FOR VALUE RECEIVED, the undersigned, HEALTH SYSTEMS SOLUTIONS, INC., a Nevada corporation, (“Maker” or “Company”), promises to pay to the order of STANFORD INTERNATIONAL BANK LTD., a banking corporation organized under the laws of Antigua and Barbuda (“Holder”), the principal sum of ______________ MILLION DOLLARS ($___,000,000) with interest on the unpaid principal amount outstanding at the rate of 6.00% per annum and with the principal balance being due and payable on _______, 2013, five (5) years from the date of issuance (the “Maturity Date”).  This Debenture is subject to the following additional provisions:

1.            Definitions.  For the purposes hereof, in addition to the terms defined elsewhere in this Debenture: (a) capitalized terms not otherwise defined herein have the meanings given to such terms in the Purchase Agreement, and (b) the following terms shall have the following meanings:

“Common Stock” means the common stock, par value $0.001 per share, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

“Conversion Date” shall have the meaning set forth in Section 5(c).

“Conversion Price” shall have the meaning set forth in Section 5(a).

“Conversion Shares” means the shares of Common Stock issuable upon conversion of this Debenture.

“Debenture Register” shall have the meaning set forth in Section 4(c).

“Effectiveness Period” shall have the meaning given to such term in the Registration Rights Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Notice of Conversion” shall have the meaning set forth in Section 5(c).

“Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

“Purchase Agreement” means the Convertible Secured Debenture Purchase Agreement, dated as of October 12, 2008, to which the Company and the original Holder are parties, as amended, modified or supplemented from time to time in accordance with its terms.

“Registration Rights Agreement” shall have the meaning assigned to such term in the Purchase Agreement.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement, covering among other things the resale of the Conversion Shares and naming the Holder as a “selling stockholder” thereunder.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” shall have the meaning given to such term in the Purchase Agreement.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

 “Trading Market” means initially the OTC Bulletin Board and shall also include, the NASDAQ Small-Cap Market or the NASDAQ National Market, whichever is at the time the principal trading exchange or market for the Common Stock, based upon share volume.

“Transaction Documents” shall have the meaning set forth in the Purchase Agreement.

2.            Payment of Interest, Principal and Fees.

a.           Interest.  The Company shall pay interest on the Debenture at a rate of 6.00% per annum for the period from the Closing Date through December 31, 2009 on or prior to January 1, 2010.  Thereafter, interest shall be payable in arrears on a quarterly basis.

b.           Principal.  To the extent the Debenture is not converted on or prior to _______, 2013 in accordance with the terms hereof, all outstanding principal shall be due and payable, and shall be paid, to Holder on such date.

c.           Place of Payment.  So long as Holder shall hold this Debenture, all payments of principal and interest shall be made at the address of Maker as specified in this Debenture upon presentment of this Debenture.

3.            Optional Redemption.  At any time prior to the Maturity Date or the earlier conversion of this Debenture as provided herein, the Company may (upon thirty (30) days’ prior written notice to each of the Holders) redeem the Debenture for an amount equal to the aggregate principal amount due hereunder plus unpaid, accrued interest.  Notwithstanding the foregoing, the Holders shall have the right at all times following receipt of such redemption notice, and through the date of full payment under this Section 3, to convert the Debenture, in whole or in part, in accordance with the provisions of Section 5, below.

4.            Registration of Transfers and Exchanges.

a.           Different Denominations. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same.  No service charge will be made for such registration of transfer or exchange.

b.           Investment Representations. This Debenture has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

c.           Reliance on Debenture Register. Prior to due presentment to the Company for transfer of this Debenture, the Company and any agent of the Company may treat the Person in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

5.            Conversion.

a.           Conversion Price and Conversion Shares.  The initial Conversion Price shall be $5.00 per share as adjusted to offset the effect of stock splits, stock dividends and pro rata distributions of property or equity interests to the Company’s shareholders.  The number of shares of Common Stock into which this Debenture may be converted (“Conversion Shares”) shall be determined by dividing the aggregate principal amount by the Conversion Price in effect at the time of such conversion.

b.           Voluntary Conversion.  Any Holder of this Debenture has the right, at the Holder’s option, at any time after the date hereof or to convert this Debenture, in accordance with the provisions of Section 5(a) and 5(d), in whole or in part, into fully paid and nonassessable shares of restricted Common Stock of the Company.

c.           Conversion Procedure. Holder shall give notice of its decision to exercise its right to convert the Debenture or part thereof by faxing an executed and completed notice of conversion in the form attached (“Notice of Conversion”) to the Company via confirmed facsimile transmission.  The Holder will not be required to surrender the Debenture until the Debenture has been fully converted or satisfied.  Each date on which a Notice of Conversion is faxed to the Company in accordance with the provisions of this Section shall be deemed a “Conversion Date”.

d.           Delivery of Stock Certificates.  As promptly as practical after the conversion, the Company will instruct or cause the transfer agent to deliver the Company’s Common Stock certificates representing the Conversion Shares issuable upon conversion of the Debenture to the Holder via express courier for receipt by such Holder within three (3) business days after receipt by the Company of the Notice of Conversion (the “Delivery Date”).  A Debenture representing the balance of any Debenture not so converted will be provided to the Holder, if requested by Holder provided an original Debenture is delivered to the Company.  To the extent that a Holder elects not to surrender a Debenture for reissuance upon partial payment or conversion, the Holder indemnifies the Company against any and all loss or damage attributable to a third-party claim in an amount in excess of the actual amount then due under the Debenture.

6.            Adjustment of Conversion Price.

a.           Common Stock Dividends; Common Stock Splits; Reclassification.  If the Company, at any time while this Debenture is outstanding, (a) shall pay a stock dividend on its Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares (or combine the outstanding shares of Common Stock into a smaller number of shares) or (c) issue by reclassification of shares of Common Stock any shares of capital stock of the Company, then (i) the Conversion Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event and (ii) the number of Conversion Shares shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such event.  Any adjustment made pursuant to this Section 6.a shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution or, in the case of a subdivision or re-classification, shall become effective immediately after the effective date thereof.

b.           Rights; Options; Warrants or Other Securities.  If the Company, at any time while this Debenture is outstanding, shall fix a record date for the issuance of rights, options, warrants or other securities to all the holders of its Common Stock entitling them to subscribe for or purchase, convert to, exchange for or otherwise acquire shares of Common Stock for no consideration or at a price per share less than the Conversion Price, the Conversion Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance or sale plus the number of shares of Common Stock which the aggregate consideration received by the Company would purchase at the Conversion Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to  such issuance date plus the number of additional shares of Common Stock offered for subscription, purchase, conversion, exchange or acquisition, as the case may be.  Such adjustment shall be made whenever such rights, options, warrants or other securities are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options, warrants or other securities.

c.           Subscription Rights.  If the Company, at any time while this Debenture is outstanding, shall fix a record date for the distribution to holders of its Common Stock, evidence of its indebtedness or assets or rights, options, warrants or other security entitling them to subscribe for or purchase, convert to, exchange for or otherwise acquire any security (excluding those referred to in Sections 6.a. and 6.b. above), then in each such case the Conversion Price at which this Debenture shall thereafter be exercisable shall be determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the per-share market price on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors of the Company in good faith, and the denominator of which shall be the Conversion Price as of such record date; provided, however, that in the event of a distribution exceeding 10% of the net assets of the Company, such fair market value shall be determined by an appraiser selected in good faith by the registered owners of a majority of the Conversion Shares then outstanding; and provided, further, that the Company, after receipt of the determination by such appraiser shall have the right to select in good faith an additional appraiser meeting the same qualifications, in which case the fair market value shall be equal to the average of the determinations by each such appraiser.  Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

d.           Rounding.  All calculations under this Section 6 shall be made to the nearest cent or the nearest l/l00th of a share, as the case may be.

e.           Notice of Adjustment.  Whenever the Conversion Price is adjusted pursuant to this Section 6, the Company shall promptly deliver to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.  Such notice shall be signed by the chairman, president or chief financial officer of the Company.

f.           Treasury Shares.  The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock by the Company.

g.           Change of Control; Compulsory Share Exchange.  In case of (A) any Change of Control Transaction (as defined below) or  (B) any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property (each, an “Event”), lawful provision shall be made so that the Holder shall have the right thereafter to convert this Debenture for shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such Event, and the Holder shall be entitled upon such Event to receive such amount of shares of stock and other securities, cash or property as the shares of the Common Stock of the Company into which this Debenture could have been converted immediately prior to such Event (without taking into account any limitations or restrictions on the convertibility of this Debenture) would have been entitled; provided, however, that in the case of a transaction specified in (A), above, in which holders of the Company’s Common Stock receive cash, the Holder shall have the right to convert the Debenture for such number of shares of the surviving company equal to the amount of cash into which this Debenture is then convertible, divided by the fair market value of the shares of the surviving company on the effective date of such Event.  The terms of any such Event shall include such terms so as to continue to give to the Holder the right to receive the securities, cash or property set forth in this Section 6.g. upon any conversion or redemption following such Event, and, in the case of an Event specified in (A), above, the successor corporation or other entity (if other than the Company) resulting from such reorganization, merger or consolidation, or the person acquiring the properties and assets, or such other controlling corporation or entity as may be appropriate, shall expressly assume the obligation to deliver the securities or other assets which the Holder is entitled to receive hereunder.  The provisions of this Section 6.g. shall similarly apply to successive Events. “Change of Control Transaction” means the occurrence of any (i) merger or consolidation of the Company with or into another entity, unless the holders of the Company’s securities immediately prior to such transaction or series of transactions continue to hold at least 50% of such securities following such transaction or series of transactions, (ii) a sale, conveyance, lease, transfer or disposition of all or substantially all of the assets of the Company in one or a series of related transactions or (iii) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i) or (ii).

h.           Issuances Below Conversion Price.  If the Company, at any time while this Debenture is outstanding:

(i)           issues or sells, or is deemed to have issued or sold, any Common Stock;

(ii)         in any manner grants, issues or sells any rights, options, warrants, options to subscribe for or to purchase Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (other than any Excluded Securities (as defined below)) (such rights, options or warrants being herein called “Options” and such convertible or exchangeable stock or securities being herein called “Convertible Securities”); or

(iii)        in any manner issues or sells any Convertible Securities;

for (a) with respect to paragraph (i) above, a price per share, or (b) with respect to paragraphs (ii) or (iii) above, a price per share for which Common Stock issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is, less than the Conversion Price in effect immediately prior to such issuance or sale, then, immediately after such issuance, sale or grant, the Conversion Price shall be reduced to a price equal to the price per share of the Common Stock sold or the Conversion Price or conversion price of the Options and Convertible Securities, as applicable.  No modification of the issuance terms shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Options or Convertible Securities. The number of Common Shares issuable upon conversion of this Debenture  shall be increased to an amount equal to the quotient of (A) the product of (x) the Conversion Price in effect immediately prior to the adjustment multiplied by (y) the number of Common Shares issuable upon conversion of this Debenture immediately prior to the adjustment, divided by (B) the adjusted Conversion Price.  If there is a change at any time in (i) the Conversion Price provided for in any Options, (ii) the additional consideration, if any, payable upon the issuance, conversion or exchange of any Convertible Securities or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock, then immediately after such change the Conversion Price shall be adjusted to Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed Conversion Price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold; provided that no adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

“Excluded Securities” means (i) options to be granted pursuant to a stock option plan approved by the Holder; (ii) shares of Common Stock issued upon conversion or exercise of warrants, options or other securities convertible into Common Stock which have been specifically disclosed to the Holder in the Purchase Agreement, or (iii) shares of Common Stock or securities convertible into or exercisable for shares of Common Stock issued or deemed to be issued by the Company in connection with a strategic acquisition by the Company of the assets or business, or division thereof, of another entity which acquisition has been approved by the Holder in writing.

i.           Effect on Conversion Price of Certain Events.  For purposes of determining the adjusted Conversion Price under Section 5.h., the following shall be applicable:

(i)           Calculation of Consideration Received.  If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor, without deducting any expenses paid or incurred by the Company or any commissions or compensations paid or concessions or discounts allowed to underwriters, dealers or others performing similar services in connection with such issue or sale.  In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities listed or quoted on a national securities exchange or national quotation system, in which case the amount of consideration received by the Company will be the arithmetic average of the closing sale price of such security for the five (5) consecutive trading days immediately preceding the date of receipt thereof.  In case any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be.  The fair value of any consideration other than cash or securities will be determined jointly by the Company and the registered owners of a majority of the Conversion Shares then outstanding.  If such parties are unable to reach agreement within 10 days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within 48 hours of the 10th day following the Valuation Event by an appraiser selected in good faith by the Company and agreed upon in good faith by the registered owners of a majority of the Conversion Shares then outstanding.  The determination of such appraiser shall be binding upon all parties absent manifest error.

(ii)          Integrated Transactions.  In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for an aggregate consideration of $.001.

(iii)         Record Date.  If the Company takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(iv)        Other Events.  If any event occurs that would adversely affect the rights of the Holder of this Debenture but is not expressly provided for by this Section 6 (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder; provided, however, that no such adjustment will increase the Conversion Price.

j.           Notice of Certain Events.  If:

(i)           the Company shall declare a dividend (or any other distribution) on its Common Stock;

(ii)          the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock;

(iii)         the Company shall authorize the granting to the holders of all of its Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights;

(iv)        the approval of any stockholders of the Company shall be required in connection with any capital reorganization, reclassification of the Company’s capital stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

(v)         the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Debenture, and shall cause to be delivered to the Holder, at least 30 calendar days prior to the applicable record or effective date hereinafter specified, a notice (provided such notice shall not include any material non-public information) stating (a) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (b) the date on which such reorganization, reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, transfer or share exchange; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  Nothing herein shall prohibit the Holder from converting this Debenture during the 30-day period commencing on the date of such notice.

k.           Increase in Conversion Price.  In no event shall any provision in this Section 6 cause the Conversion Price to be greater than the Conversion Price on the date of issuance of this Debenture, except for a combination of the outstanding shares of Common Stock into a smaller number of shares as referenced in Section 6.a. above.

7.            Security.  The obligations of the Company hereunder and under all of the Transaction Documents shall be secured by the security interests granted to Holder pursuant to the Security Agreements, the Stock Pledge Agreement and the Guarantor Documents (each as defined in the Purchase Agreement).

8.            Reservation of Stock Issuable upon Conversion.  The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of the Debenture, as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders, not less than such number of shares of the Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions herein) upon the conversion of the outstanding principal amount of the Debenture.  The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and, if the Registration Statement is then effective under the Securities Act, registered for public sale in accordance with such Registration Statement.

9.            Transfer Taxes.  The issuance of certificates for shares of the Common Stock on conversion of the Debenture shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such Debenture so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

10.           Dilution.  The Company is aware and acknowledges that conversion of the Debenture could cause dilution to existing shareholders and could significantly increase the outstanding number of shares of Common Stock.  The Company warrants that no rights have been granted to any holder of Common Stock that would prevent dilution or enlargement of the rights held by said holder.

11.           Investment Intent.  This Debenture is given to Holder with the understanding that Holder is acquiring this Debenture for investment purposes and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in any distribution within the meaning of the Securities Act of 1933, as amended.  Holder shall not divide his participation with others or resell, assign or otherwise dispose of all or any part of this Debenture except as otherwise set forth in this Debenture.

12.           Approval Rights. So long as any portion of this Debenture is outstanding, the Company will not and will not permit any of its Subsidiaries to directly or indirectly take any of the following actions with the prior written approval of the Holder:

a.           sale of the Company or a material portion of its assets by merger or otherwise;

b.           amend its certificate of incorporation, bylaws or other charter documents;

c.           any change in the nature of the Company’s business;

d.           declare or pay any dividend or other distribution in respect of any of its equity securities;

e.           make any acquisitions or capital expenditures in excess of $2,000,000 in any 12-month period;

f.           repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or other equity securities other than as to the Conversion Shares to the extent permitted or required under the Transaction Documents or as otherwise permitted by the Transaction Documents or as required under any existing documents of the Company;

g.           enter into any material credit facility or issuance of any material amount of debt;

h.           any public offering of its equity or debt securities;

i.           expand the size of the Board of Directors; or

j.           enter into any agreement with respect to any of the foregoing.

13.           Miscellaneous.

a.           Waivers.  No waiver of any term or condition of this Debenture shall be construed to be a waiver of any succeeding breach of the same term or condition.  No failure or delay of Holder to exercise any power hereunder, or to insist upon strict compliance by Maker of any obligations hereunder, and no custom or other practice at variance with the terms hereof shall constitute a waiver of the right of Holder to demand exact compliance with such terms.

b.           Absolute Obligation. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and liquidated damages (if any) on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed.  This Debenture is a direct debt obligation of the Company.  This Debenture ranks pari passu with all other Debentures now or hereafter issued under the terms set forth herein.

c.           Lost or Mutilated Debenture.  If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

d.           Invalid Provisions.  In the event any provision contained in this Debenture shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Debenture, and this Debenture shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

e.           Successors.  This Debenture shall be binding upon Maker, its legal representatives, successors and assigns, and inure to the benefit of Holder, its legal representatives, successors and assigns.

f.           Controlling Law.  This Debenture shall be read, construed and governed in all respects in accordance with the laws of the State of Florida.

g.           Notices.  All notices or other communications given or made under this Agreement shall be in writing and shall be personally delivered or deemed delivered the first business day after being faxed (provided that a copy is delivered by mail by certified or registered mail, return receipt requested) to the party to receive the same at its address set forth below or to such other address as either party shall give to the other by notice duly made under this Section.

Company:	Health Systems Solutions Group, LLC
489 Fifth Avenue, 3rd Floor
New York, N.Y. 10017
Facsimile No.: (212) 214-0348
Attn: Chief Financial Officer

And

Health Systems Solutions Group, LLC
489 Fifth Avenue, 3rd Floor
New York, N.Y. 10017
Facsimile No.: (212) 214-0348
Attn: General Counsel

     Except after November 1, 2008, to those persons at:

Health Systems Solutions Group, LLC
42 W. 39th Street, 6th Floor
New York, N.Y. 10018
Facsimile No.: (212) 214-0348

     With a copy to (which will not constitute notice):

Olshan Grundman Frome Rosenzweig &
Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, NY 10022-1106
Facsimile No.: (212) 451-2222
Attn: Steve Wolosky

Holder:	Stanford International Bank Ltd.
No. 11 Pavilion Drive
St. John’s, Antigua, West Indies
Attention: James M. Davis, Chief Financial Officer
Facsimile: (901) 680-5265

with a copy to:	Stanford Financial Group
5050 Westheimer
Houston, TX 77056
Attention: Mauricio Alvarado, Esq.
Facsimile: (713) 964-5245

h.           Construction of Terms.  Whenever the context so requires, any gender is deemed to include any other, and the singular is deemed to include the plural, and conversely.

i.           Headings.  All section and subsection headings in this Debenture, wherever they appear, are for convenience only and shall not affect the construction of any terms in this Debenture.

j.           No Shareholder Rights.  Nothing contained in this Debenture shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a shareholder in respect of meetings of shareholders for the election of directors of the Maker or any other matters or any other rights whatsoever as a shareholder of the Maker; and no dividends or interest shall be payable or accrued in respect to this Debenture or the interest represented thereby or the Conversion Shares obtainable under this Debenture until, and only to the extent that, this Debenture shall have been converted.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has caused this Debenture to be executed by its duly authorized officer, as of the day and year first above written.

HEALTH SYSTEMS SOLUTIONS, INC.

By:
Name:
Title: